

<ARTICLE>  5
<LEGEND>
This schedule contains summary financial  information extracted from the balance sheet of Commercial  Net Lease Realty,  Inc. at June 30, 2000, and its statement of  earnings  for the six  months  ended and is  qualified  in its  entirety  by reference  to the Form 10-Q of  Commercial  Net Lease  Realty,  Inc. for the six
months ended June 30, 2000.
</LEGEND>

<PERIOD-TYPE>                                                     6-MOS
<FISCAL-YEAR-END>                                           DEC-31-2000
<PERIOD-START>                                               JAN-1-2000
<PERIOD-END>                                                JUN-30-2000
<CASH>                                                        2,101,000
<SECURITIES>                                                          0
<RECEIVABLES>                                                 1,959,000
<ALLOWANCES>                                                          0
<INVENTORY>                                                           0
<CURRENT-ASSETS>                                                      0<F1>
<PP&E>                                                      567,559,000
<DEPRECIATION>                                               25,818,000
<TOTAL-ASSETS>                                              761,490,000
<CURRENT-LIABILITIES>                                                 0<F1>
<BONDS>                                                               0
<COMMON>                                                        303,000
<PREFERRED-MANDATORY>                                                 0
<PREFERRED>                                                           0
<OTHER-SE>                                                  390,498,000
<TOTAL-LIABILITY-AND-EQUITY>                                761,490,000
<SALES>                                                               0
<TOTAL-REVENUES>                                             40,171,000
<CGS>                                                                 0
<TOTAL-COSTS>                                                         0
<OTHER-EXPENSES>                                              7,786,000
<LOSS-PROVISION>                                                      0
<INTEREST-EXPENSE>                                           12,879,000
<INCOME-PRETAX>                                              17,218,000
<INCOME-TAX>                                                          0
<INCOME-CONTINUING>                                          17,218,000
<DISCONTINUED>                                                        0
<EXTRAORDINARY>                                                       0
<CHANGES>                                                             0
<NET-INCOME>                                                 17,218,000
<EPS-BASIC>                                                      0.57
<EPS-DILUTED>                                                      0.57

<F1> Due to the nature of its industry, Commercial Net Lease Realty, Inc. has an unclassified balance sheet; therefore, no values are shown above for current assets and current liabilities.


